INDEPENDENT AUDITORS' CONSENT
  We consent to the reference to our firm under the caption
  "Independent Auditors" and to the use of our report dated May 20, 1997, in the Registration Statement and related Prospectus of The Municipal Bond Trust, Series 49.
  /s/ ERNST & YOUNG LLP
  New York, New York
  May 28, 1997